EXHIBIT 10.3

NORTHERN OIL AND GAS, INC.

INCENTIVE STOCK OPTION PLAN

1.        Purpose. The purpose of this Plan is to provide a means whereby Northern Oil and Gas, Inc. (the “Company”) may be able, by granting options to purchase stock in the Company, to attract and retain persons of ability as employees, directors, consultants and advisors of the Company or any subsidiary corporation of the Company (the “Subsidiaries”), and to motivate such persons through an increased personal interest in the Company and the Subsidiaries, to exert their best efforts on behalf of the Company and the Subsidiaries, and thus to advance the interests of such corporations and benefit their shareholders. Both options which qualify for favorable tax treatment under Section 422 of the Internal Revenue Code (the “Code”), and options which do not so qualify, may be granted under the Plan.

2.            Reservation of Shares. A total of 2,000,000 shares of the authorized but unissued common stock of the Company, par value $.0001 per share, is reserved for issue upon the exercise of options granted under the Plan. If any option expires or terminates for any reason without having been exercised in full, the unpurchased shares covered thereby shall become available for additional options which may be issued to persons eligible under the Plan so long as it remains in effect. Shares reserved for issue as provided herein shall cease to be reserved upon termination of the Plan.

3.            Administration. The Plan shall be administered initially by the Board of Directors of the Company, or a Compensation Committee appointed by the Board of Directors. At such time as the Company’s common stock is registered under the Securities Exchange Act of 1934, the Plan shall be administered by a Compensation Committee comprised solely of two or more directors who qualify as non-employee directors under SEC Rule 16b-3 and as outside directors under Section 162(m) of the Code. The Board or the Committee shall have the full power to construe and interpret the Plan and to establish and amend rules and regulations for its administration. The Board or the Committee shall determine which persons shall be granted options hereunder, the number of shares for which each option shall be granted, and any limitations on the exercise of an option in addition to those imposed by this Plan. The Board or the Committee shall apply such criteria as it deems appropriate in determining the persons to whom options are granted and the number of shares to be covered by each option. No person may be granted an option to purchase more than 250,000 shares in any calendar year.

4.            Eligibility. An option may be granted to any employee, director, consultant or advisor of the Company or a Subsidiary, except that no consultant or advisor shall be granted options in connection with the offer and sale of securities in a capital raising transaction on behalf of the Company.

5.            Option Price. The option price per share of stock, to be determined from time to time by the Board or the Committee, shall be not less than the fair market value of such stock on the date an option to purchase the same is granted. In making such determination, the Board or the Committee may rely on market quotations, if available, but if not available, upon independent appraisals of the stock or such other information deemed appropriate by the Board or the Committee.

6.            Changes in Present Stock. In the event of a recapitalization, merger, consolidation, reorganization, stock dividend, stock split or other change in capitalization affecting the Company’s present capital stock, appropriate adjustment may be made by the Board or the Committee in the number and kind of shares and the option price of shares which are or may become subject to options granted or to be granted hereunder.

7.            Exercise of Option. Receipt by the Company of a written notice from the person to whom the option has been granted, specifying the number of shares to be purchased, accompanied by payment of the purchase price for such shares, shall constitute exercise of the option as to such shares. The date of receipt by the Company of such written notice shall be the date of exercise of the option.

8.	Option Provisions.

(a)

Agreement. Each option granted under the Plan shall be evidenced by a Stock Option Agreement executed by the Company and the optionee, and shall be subject to the following terms and conditions, and such other terms and conditions as may be prescribed by the Board or the Committee.

(b)	Payment. The full purchase price of the shares acquired upon exercise of an option shall be paid in cash, certified or cashier’s check, or in the form of common stock of the Company of equal value.

If the terms of an option so permit, an optionee may elect to pay all or part of the option exercise price by having the Company withhold from the shares that would otherwise be issued upon exercise that number of shares having a Fair Market Value equal to the aggregate option exercise price for the shares with respect to which such election is made.

(c)

Exercise Period. The period within which an option must be exercised shall be ten years from date of grant, or such shorter period as provided elsewhere in this Plan. The Board or the Committee may provide that an option will vest and become exercisable only upon the completion of specified periods of employment, or the attainment of other performance goals. To the extent exercisable, an option may be exercised in whole or in part. Outstanding unvested options shall become immediately exercisable in full in the event the Company is acquired by merger, purchase of all or substantially all of the Company’s assets, or purchase of a majority of the outstanding stock by a single party or a group acting in concert.

(d)	Rights of Optionee Before Exercise. The holder of an option shall not have the rights of a shareholder with respect to the shares covered by his or her option until such shares have been issued to him or her upon exercise of an option.

(e)

No Rights to Continued Employment. Nothing in the Plan or in any Stock Option Agreement entered into pursuant hereto shall be construed to confer upon any optionee any right to continue in the employ of the Company or any Subsidiary or interfere in any way with the right of the Company as the employer to terminate his or her employment at any time.

(f)

Death of Optionee. Upon the death of an optionee, the option, or any portion thereof, may be exercised to the extent the optionee was entitled to do so at the time of the optionee’s death, by his or her executor or administrator or other person entitled by law to the optionee’s rights under the option, at any time within six months subsequent to the date of death. The option shall automatically expire six months after the optionee’s death to the extent not exercised.

(g)

Termination of Employment. If an optionee is an employee of the Company or a Subsidiary, and if the optionee’s employment is terminated other than by death or for conduct which is contrary to the best interests of the optionee’s employer, the optionee may, within 90 days of such termination, exercise any unexercised portion of the option to the extent he or she was entitled to do so at the time of such termination. The option shall automatically expire 90 days after such termination to the extent not exercised. If the optionee’s employment is terminated by the optionee’s employer for conduct which is contrary to the best interests of the optionee’s employer, as determined by the optionee’s employer in its sole discretion, the unexercised portion of the optionee’s option shall automatically expire at that time.

(h)

Non-transferability of Option. No option shall be transferable by the optionee other than by will or by the laws of descent and distribution, and each option shall be exercisable during the optionee’s life time only by the optionee.

(i)	Date of Grant. The date on which the Board approves the granting of an option shall be considered the date on which such option is granted.

9.	Additional Provisions for Incentive Stock Options.

(a)

Dollar Limit. Each option granted to an employee shall constitute an incentive stock option, provided that no more than $100,000 of such options (based upon the fair market value of the underlying shares as of the date of grant) can first become exercisable for any employee in any calendar year. To the extent an option grant exceeds the $100,000 limitation, it shall constitute a non-qualified stock option. Each stock option agreement with an employee shall specify the extent to which it is an incentive and/or non-qualified stock option. For purposes of applying the $100,000 limitation, options granted under this Plan and all other incentive stock option plans of the Company and any parent or subsidiary corporation shall be included.

(b)

Ten Percent Shareholders. No incentive stock option shall be granted to any employee who at the time directly or indirectly owns more than 10 percent of the combined voting power of all classes of stock of the Company or of a parent or subsidiary corporation, unless the exercise price is not less than 110 percent of the fair market value of such stock on the date of grant, and unless the option is not exercisable more than five years after the date of grant.

10.          Restrictions on Transfer. During any period in which the offering of the shares under the Plan is not registered under federal and state securities laws, optionees shall agree in their stock option agreements that they are acquiring shares under the Plan for investment purposes, and not for resale, and that the shares cannot be resold or otherwise transferred except pursuant to registration or unless, in the opinion of counsel for the Company, registration is not required.

Any restrictions upon shares acquired upon exercise of an option pursuant to the Plan and the stock option agreement shall be binding upon the optionee, and his or her heirs, executors, and administrators. Any stock certificate issued under the Plan which is subject to restrictions shall be endorsed so as to refer to the restrictions on transfer imposed by the Plan and by applicable securities laws.

11.          Termination of Plan. The Plan shall terminate ten years after date of its adoption by the Board of Directors, unless sooner terminated by issuance of all shares reserved for issuance hereunder. No option shall be granted under the Plan after such termination date.

12.          Amendment of the Plan. The Board of Directors may at any time terminate the Plan, or make such modifications to the Plan as it shall deem advisable. No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall previously have been granted, adversely affect the rights of such optionee under such option.

13.          Shareholder Approval. The Board of Directors shall submit the Plan to the Shareholders for approval not later than the next regular meeting of the shareholders.

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